**EXHIBIT 21.1**

**BRISTOW GROUP INC.**

**Subsidiaries**

| Company | Place of Incorporation | Percentage of Stock Owned | |
|---|---|---|---|
| Aeróleo Internacional LLC | Delaware | 100 % | |
| ALN, Inc. | Delaware | 100 % | |
| Aircraft Logistics Pty. Ltd. | Australia | 100 % | * |
| Aircrew Logistics Pty. Ltd. | Australia | 100 % | * |
| Atyrau-Bristow Airways Service | Kazakhstan | 49 % | * |
| BHNA Holdings Inc. | Delaware | 100 % | |
| BL Holdings B.V. | Netherlands | 100 % | |
| BL Scotia LP | Scotland | 100 % | |
| BNAS Holding Company Limited | Ireland | 49 % | * |
| BriLog Leasing Ltd. | Cayman Islands | 100 % | |
| BriLog Leasing Ltd. II | Cayman Islands | 100 % | |
| Bristow (UK) LLP | England | 100 % | |
| Bristow Aerial Solutions Limited | England | 100 % | * |
| Bristow Aircraft Leasing Limited | England | 100 % | * |
| Bristow Aircraft Leasing II Ltd. | England | 100 % | * |
| Bristow Arabia Aircraft and Maintenance Services | Saudi Arabia | 100 % | * |
| Bristow Aviation Holdings Limited | England | 49 % | |
| Bristow Canada Holdings Inc. | British Columbia | 100 % | |
| Bristow Canadian Real Estate Company Inc. | British Columbia | 100 % | |
| Bristow Caribbean Limited | Trinidad and Tobago | 100 % | * |
| Bristow Cayman Ltd. | Cayman Islands | 100 % | |
| Bristow Equipment Leasing Ltd, | Cayman Islands | 100 % | |
| Bristow EU Holdco B.V. | Netherlands | 49 % | |
| Bristow European Technical Services B.V. | Netherlands | 100 % | ** |
| Bristow Guyana Inc. | Guyana | 100 % | * |
| Bristow Helicopter Group Limited | England | 100 % | * |
| Bristow Helicopters (Ghana) Limited | Ghana | 90 % | * |
| Bristow Helicopters (International) Limited | England | 100 % | * |
| Bristow Helicopters (Nigeria) Limited | Nigeria | 48 % | *** |
| Bristow Helicopters Australia Pty. Ltd. | Australia | 100 % | * |
| Bristow Helicopters Inc. | Delaware | 100 % | |
| Bristow Helicopters Limited | England | 100 % | * |
| Bristow Holdings Company Ltd. | Cayman Islands | 100 % | |
| Bristow Holdings Company Ltd. III | Cayman Islands | 100 % | |

| | | | |
|---|---|---|---|
| Bristow Holdings U.S. Inc. | Delaware | 100 % | |
| Bristow International Aviation (Guernsey) Limited | Guernsey | 100 % | * |
| British International Helicopter Services Limited | England | 100 % | * |
| Bristow International Panama S. de RL | Panama | 100 % | |
| Bristow Ireland Limited | Ireland | 100 % | ** |
| Bristow Leasing Limited | England | 100 % | * |
| Bristow Management Services Pty Limited | Australia | 100 % | * |
| Bristow Netherlands B.V. | Netherlands | 100 % | ** |
| Bristow Norway AS | Norway | 49 % | **** |
| Bristow Panama Inc. | Panama | 100 % | |
| Bristow Southeast Asia Limited | England | 100 % | * |
| Bristow Staff Pension Scheme Trustees Limited | England | 100 % | * |
| Bristow Taxi Aéreo S.A. | Brazil | 100 % | |
| Bristow Technical Services Limited | England | 100 % | * |
| Bristow U.S. Holdings LLC | Delaware | 100 % | |
| Bristow U.S. LLC | Louisiana | 100 % | |
| Bristow U.S. Leasing LLC | Delaware | 100 % | |
| Bristow Worldwide LP | England | ***** | |
| Caledonian Helicopters Limited | England | 100 % | * |
| Capiteq Pty Limited | Australia | 100 % | * |
| Cougar Helicopters Inc. | Canada | 40 % | |
| Era Aeroleo LLC | Delaware | 100 % | |
| Era Helicopters, LLC | Delaware | 100 % | |
| Era Leasing LLC | Delaware | 100 % | |
| Humberside International Airport Limited | England | 82.7 % | * |
| Kingsmill Insurance Company Limited | Guernsey | 100 % | * |
| NextGen VTOL Sales LLC | Texas | 100 % | |
| Offshore Logistics do Brasil Servicos Industrials E Maritimos Limitado | Brazil | 100 % | |
| Pan African Airlines (Nigeria) Limited | Nigeria | 56.15 % | ****** |
| Petroleum Air Services | Egypt | 25 % | |
| Turkmenistan Helicopters Limited | Turkmenistan | 51 % | * |
| United Helicopters Limited | England | 100 % | * |

* Percentage owned by Bristow Aviation Holdings Limited ("BAHL") or its subsidiaries.

** Percentage owned by Bristow EU Holdco B.V.

*** Bristow Helicopters (Nigeria) Limited ("BHNL") is a joint venture in Nigeria in which Bristow Helicopters Limited ("BHL") owns a 48% interest, a Nigerian company owned 100% by Nigerian employees owns a

50% interest and an employee trust fund owns the remaining 2% interest. BHNL provides helicopter services to customers in Nigeria. **** Bristow Norway AS (“BNAS”) is wholly owned by a joint venture in Ireland in which BHL owns a 49% interest and a Norwegian employee owns a 51% interest. BNAS provides helicopter services to customers in Norway. ***** Bristow Worldwide LP is a partnership between Bristow (UK) LLP and BAHL. Under the Partnership Agreement, 95.88% of the profits and losses of BriLog Leasing Ltd. and Bristow Cayman Ltd. and 5% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to Bristow (UK) LLP. The remaining 4.12% of the profits and losses of Brilog Leasing Ltd. and Bristow Cayman Ltd. and 95% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to BAHL. ****** Pan African Airlines (Nigeria) Limited (“PAAN”) is a joint venture in Nigeria in which ALN Inc. owns a 49% interest, BHNL owns a 25.43% interest and Bristow Helicopters Inc. owns the remaining 1.17% interest. The percentage set forth in the table above reflects that (i) BHL owns a 48% interest in BHNL, (ii) BHL is a wholly owned subsidiary of BAHL and (iii) Bristow Group Inc. owns a 49% interest in BAHL.